EXHIBIT 5.1

June 8, 2018

Gold Standard Ventures Corp.
Suite 610, 815 West Hastings Street
Vancouver, British Columbia
 Canada V6C 1B4

Dear Sirs/Mesdames:
Gold Standard Ventures Corp.
Registration Statement on Form S-8
We have acted as Canadian counsel to Gold Standard Ventures Corp., a British Columbia company (the "Company"), in connection with the filing, on or about the date hereof, with the United States Securities and Exchange Commission of a Registration Statement (the "Registration Statement") on Form S-8 under the United States Securities Act of 1933, as amended (the "Act").
The purpose of the Registration Statement is to register a total of 24,890,767 common shares in the capital of the Company (the "Shares"), which are issuable by the Company pursuant to the terms of the Company's Stock Option Incentive Plan and Restricted Share Unit Award Plan (together, the "Plans").
We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Notice of Articles and Articles of the Company and resolutions of the directors of the Company with respect to the matters referred to herein.  We have also examined documents relating to the Plans and such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed necessary as a basis for the opinion expressed below.
We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticy of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.
Our opinions herein are limited to the laws of British Columbia and the federal laws of Canada applicable therein.  We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that my hereafter occur.
Based upon and subject to the foregoing, and assuming that (i) the Company reserves for issuance under the Plans an adequate number of authorized and unissued Shares, and (ii) the consideration, if any, required to be paid in connection with the issuance of Shares is actually received by the Company, we are of the opinion that when the Shares shall have been issued as contemplated in the Plans, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
Consent is hereby given to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Lawyers | Patent & Trade-mark Agents

Yours truly,
/s/ Borden Ladner Gervais LLP

Lawyers | Patent & Trade-mark Agents